Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

QuadraMed Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-38309; 333-36189; 333-44985; 333-55775; 333-66793; 333-80617; and 333-87067) and Form S-8 (Nos. 333-16385; 333-35937; 333-39796; 333-56171; 333-75945; 333-87426; 333-114189; 333-118580; and 333-118581) of QuadraMed Corporation of our report dated February 11, 2004, except for the first paragraph of Note 18 as to which the date is July 30, 2004 and the second paragraph of Note 18 as to which the date is April 30, 2004, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K/A, and to the incorporation by reference of our report dated February 11, 2004, except for the first paragraph of Note 18 as to which the date is July 30, 2004 and the second paragraph of Note 18 as to which the date is April 30, 2004, relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/    BDO Seidman, LLP

BDO Seidman, LLP

San Jose, California

November 10, 2004